PRELIMINARY COPIES

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant To Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule l4a-12


                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Class A Common Stock

     (2)  Aggregate number of securities to which transaction applies:

          5,729,699

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $3.66

     (4)  Proposed maximum aggregate value of transaction:

          $20,970,698

     (5)  Total fee paid:

          $4,194

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


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                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                               222 N. 44th STREET
                             PHOENIX, ARIZONA 85034


                                                                 August 23, 1999


Dear Fellow Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of Interactive Flight Technologies, Inc. (the "Company") to be held at the Metropolitan Club, located at One East 60th Street, New York, NY, on Thursday, September 30, 1999 at 10:30 a.m., local time.

     At the Special Meeting, you will be asked to consider and approve the Company's reincorporation by means of a merger of the Company with and into Global Technologies, Ltd., a Delaware corporation, for purposes of (a) changing the Company's name and (b) electing not to be governed by Section 203 of the General Corporation Law of Delaware, thereby permitting the Company to engage in business combinations with Irwin L. Gross and his affiliates and associates without requiring the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by Mr. Gross or his affiliates and associates.

     The enclosed Proxy Statement contains important information concerning the proposal to be considered at the Special Meeting. We hope you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. Even if you currently plan to attend the Special Meeting in person, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed postage prepaid envelope. If you do join us at the Special Meeting and wish to vote in person, you may revoke your proxy at that time.


                                            Sincerely,


                                            /s/ JAMES W. FOX
                                                -------------------------------
                                                James W. Fox, President


                             YOUR VOTE IS IMPORTANT.
               TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE
             THE ENCLOSED PROXY CARD, AND RETURN IT IN THE ENVELOPE
            PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE
                                SPECIAL MEETING.


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                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                               222 N. 44th STREET
                             PHOENIX, ARIZONA 85034
            --------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 30, 1999
            --------------------------------------------------------

TO THE STOCKHOLDERS OF INTERACTIVE FLIGHT TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Metropolitan Club, located at One East 60th Street, New York, NY, on Thursday, September 30, 1999, at 10:30 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

     1. To approve the Company's reincorporation by means of a merger of the Company with and into Global Technologies, Ltd., a Delaware corporation, for purposes of (a) changing the Company's name and (b) electing not to be governed by Section 203 of the General Corporation Law of Delaware, thereby permitting the Company to engage in business combinations with Irwin L. Gross and his affiliates and associates without requiring the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by Mr. Gross or his affiliates and associates (the "Reincorporation Proposal").

     2. To transact such other business as may properly come before the Special Meeting and any and all postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on August 17, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE SPECIAL MEETING ONLY IF THE HOLDER IS PRESENT IN PERSON OR IS REPRESENTED BY PROXY. ACCORDINGLY, THE COMPANY EARNESTLY REQUESTS THAT YOU DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE SPECIAL MEETING. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE SPECIAL MEETING AND YOUR COOPERATION IN THIS RESPECT IS GREATLY APPRECIATED.

                                            By Order of the Board of Directors


August 23, 1999                             /s/ DAVID N. SHEVRIN
                                                ---------------------------
                                                David N. Shevrin, Secretary


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                               PRELIMINARY COPIES

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                               222 N. 44th STREET
                             PHOENIX, ARIZONA 85034
         --------------------------------------------------------------
                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1999
          ------------------------------------------------------------

     This Proxy Statement and the accompanying proxy are being furnished to stockholders of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use in voting at the Special Meeting of Stockholders to be held at the Metropolitan Club, located at One East 60th Street, New York, NY, on Thursday, September 30, 1999, at 10:30 a.m., local time, and at any and all postponements or adjournments thereof (the "Special Meeting"). This Proxy Statement and the accompanying proxy are first being mailed or delivered to stockholders of the Company on or about August 23, 1999.

     At the Special Meeting, stockholders will be asked to consider and vote upon the following proposals:

     1. To approve the Company's reincorporation by means of a merger (the "Merger") of the Company with and into Global Technologies, Ltd., a Delaware corporation ("GTL"), for purposes of (a) changing the Company's name and (b) electing not to be governed by Section 203 of the General Corporation Law of Delaware ("Delaware Law"), thereby permitting the Company to engage in business combinations with Irwin L. Gross and his affiliates and associates without requiring the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by Mr. Gross or his affiliates or associates (the "Reincorporation Proposal").

     2. To transact such other business as may properly come before the Special Meeting and any and all postponements or adjournments thereof.

     The enclosed proxy provides that each stockholder may specify that his or her shares be voted "For" or "Against", or "Abstain" from voting with respect to, the Reincorporation Proposal. If the enclosed proxy is properly executed, duly returned to the Company in time for the Special Meeting and not revoked, the shares represented by the proxy will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, the shares represented by the proxy will be voted FOR the Reincorporation Proposal. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Special Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated.

     Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Special Meeting by: (i) filing with the Secretary of the Company, at the above address, (A) written notice of such revocation bearing a later date than the proxy bears or (B) a subsequent proxy relating to the same shares; or (ii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).


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                       VOTING RIGHTS AND VOTING SECURITIES

     The Board has fixed the close of business on August 17, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting (the "Record Date"). Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting and at any and all postponements or adjournments thereof. On the Record Date, the Company had 5,729,699 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock" or the "Common Stock") and 3,000 shares of Series A Preferred Stock, Stated Value $1,000 per share issued and outstanding. Each holder of Class A Common Stock will be entitled to one vote per share, and each holder of Series A Preferred Stock will be entitled to approximately 333 votes per share, either in person or by proxy, on each matter presented to the stockholders of the Company at the Special Meeting.

     The holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Special Meeting constitute a quorum at the Special Meeting. The affirmative vote of the holders of at least 66-2/3% of the votes entitled to be cast at the Special Meeting (whether or not represented in person or by proxy at the Special Meeting), excluding shares owned by Mr. Gross or his affiliates or associates, is required to approve the Reincorporation Proposal.

                          THE REINCORPORATION PROPOSAL

     Stockholders of the Company are being asked to approve the Reincorporation Proposal so that the Company will not be governed by Section 203 of Delaware Law ("Section 203"). Pursuant to an Agreement and Plan of Merger dated as of August 1, 1999 between the Company and GTL (the "Merger Agreement"), the Company will be merged with and into GTL (the "Merger"). Pursuant to the Merger Agreement, stockholders will exchange their shares of Common Stock for an equal number and class of shares of GTL.

     GTL is currently a non-operating, wholly-owned subsidiary of the Company formed for the purpose of completing the Merger. Upon the completion of the Merger, GTL will own all assets currently owned by the Company, will be subject to all of the liabilities of the Company, and will conduct all of the business operations currently conducted by the Company. Management does not anticipate that any material change in the business, management, operations or financial statements of the Company will result from the Merger. All of the Company's contracts and other assets will vest in GTL. The officers and directors of the Company immediately prior to the Merger will be the officers and directors of GTL, respectively, immediately after the Merger. The complete mailing address and telephone number of the Company, which is 222 N. 44th Street, Phoenix, AZ 85034, 602-200-8900, will be the mailing address and telephone number of GTL after the Merger.

     The Certificate of Incorporation of GTL is substantively identical to the Amended and Restated Certificate of Incorporation of the Company, except that the Certificate of Incorporation of GTL contains a provision electing not to be governed by Section 203 and except for the name of the corporation. All benefit plans of the Company will be adopted by GTL. The Merger will become effective upon the filing of a Certificate of


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Merger with the Secretary of State of Delaware. Except as discussed below, the
Merger will have no effect on the rights of the stockholders of the Company.

     The following discussion summarizes certain aspects of the Reincorporation Proposal. This summary is qualified in its entirety by the Merger Agreement attached as Appendix A to this Proxy Statement.

Background of the Merger; Section 203

     On August 25, 1998, Ocean Castle Partners, LLC ("Ocean Partners"), a company controlled by Mr. Gross, filed preliminary consent solicitation materials with the Securities and Exchange Commission requesting other stockholders to join with Ocean Partners to remove the Company's existing Board of Directors and to select a slate of directors proposed by Ocean Partners. At that time, Ocean Partners was a 33.9% beneficial owner of the voting power of the Company pursuant to a Proxy Agreement entered into on August 13, 1998 between Ocean Partners and three stockholders of the Company (the "Proxy Agreement"). On September 2, 1998, Ocean Partners filed preliminary consent solicitation/proxy material with the Securities and Exchange Commission to elect its slate of directors and to support and oppose certain proposals set forth by the Company. On September 15, 1998, the former Board of Directors resigned and elected the current directors (who were the Ocean Partners nominees) as the Board of the Company. In connection with such resignations, the new Board has undertaken the following: (i) to have at least one independent director, (ii) to require the Board's unanimous approval of certain transactions, including those relating to the acquisition, merger or consolidation or sales of assets of the Company to any person or entity, or any issuance of stock which represents more than 20% of the outstanding stock of the Company, and (iii) to require the Company to obtain an outside fairness opinion if it undertakes any transaction which involves consideration in excess of $6.25 million. At the Annual Meeting of Stockholders on October 30, 1998, the current Board was elected to staggered terms.

     Section 203, the complete text of which is attached as Appendix B to this Proxy Statement, defines "interested stockholder" as any person that (a) owns, or has the right to acquire, 15% or more of a corporation's outstanding voting stock or (b) is an affiliate or associate of such corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which the determination of whether a person is an "interested stockholder" is made; and the affiliates and associates of such person. Because Mr. Gross is a director and the Chief Executive Officer of the Company, he is an affiliate of the Company; and because he controls Ocean Partners, he "owned" (indirectly, but within the meaning of Section 203) more than 15% of the outstanding voting stock of the Company within the past three years. Accordingly, Mr. Gross and his affiliates (including, in particular, Ocean Partners) and associates are "interested stockholders." Subject to certain exceptions, Section 203 prohibits business combinations between corporations and interested stockholders for a three-year period following the date of the transaction in which such stockholder becomes an "interested stockholder," unless the Board of Directors gives prior approval to such transaction or unless the business combination is approved by the Board of Directors and by holders of at least 66-2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. The Proxy Agreement was not approved in advance by the then Board of


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Directors. Accordingly, pursuant to Section 203, Mr. Gross and his affiliates and associates are prohibited, for a three-year period ending on August 13, 2001, from engaging in any "business combination" with the Company, unless such business combination is approved by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the Company not owned by Mr. Gross or his affiliates or associates. Section 203 broadly defines business combinations to include certain mergers of the Company (including the Merger); certain transfers of assets to the interested stockholder by the Company; certain issuances or transfers by the Company or any subsidiary of the Company to an interested stockholder of shares of stock of the Company or of any such subsidiary; certain other transactions resulting in an increase in the proportionate share of stock of the Company owned by the interested stockholder; and the receipt by an interested stockholder of certain financial benefits provided by or through the Company or a direct or indirect majority-owned subsidiary of the Company.

     The Reincorporation Proposal is submitted in this Proxy Statement for such approval by the Company's stockholders. Although Section 203 is intended to provide anti-takeover protection for Delaware corporations by imposing supermajority disinterested stockholder voting requirements for certain self-dealing transactions with large stockholders, the Board believes that potential transactions between Mr. Gross or his affiliates or associates on the one hand and the Company on the other hand could be beneficial to both the Company and its stockholders (other than Mr. Gross or its affiliates or associates) and that the need to meet the supermajority disinterested stockholder approval requirements under Section 203 for each such transaction makes it more difficult to pursue potentially attractive business opportunities and more time consuming and expensive to effect them. In that connection, the Board notes that Delaware Law will continue to require that directors satisfy their fiduciary duties to all of the stockholders of the Company when considering transactions with interested stockholders. Moreover, the Board has a policy that calls for approval of certain transactions between the Company and others by at least one independent director.

     The Reincorporation Proposal provides for the merger of the Company with and into GTL. GTL's Certificate of Incorporation contains a provision specifically electing not to be governed by Section 203. Accordingly, if the Reincorporation Proposal is approved, GTL, as successor to the Company, will be able to enter into business combinations with Mr. Gross or his affiliates or associates without obtaining the stockholder approval required by Section 203. Except for eliminating the requirement that certain transactions be subject to the supermajority stockholder vote requirement imposed by Section 203 and changing the name of the Company, the Merger will have no effect on the rights of stockholders to vote generally under other provisions of Delaware Law or the requirement that the Company obtain approval of stockholders pursuant to the rules of NASDAQ.

Reasons for the Reincorporation Proposal; Recommendation of the Board

     The entire Board of Directors (with Mr. Gross abstaining) determined the Reincorporation Proposal to be in the best interests of the Company and its stockholders


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(without regard to Mr. Gross or any of his affiliates or associates owning shares). This determination was based on the following considerations:

     (i) Given the Company's current development objectives and business strategy, the Board believes that any anti-takeover benefits that might arise under Section 203 are outweighed by the Company's need for the support of Mr. Gross and Ocean Partners and their experience in developing and implementing business strategies.

     (ii) The Board views it as undesirable repeatedly to seek stockholder approval under Section 203, particularly where the Company is a party to continuing arrangements with Ocean Partners and Mr. Gross with respect to the possible business opportunities to which Mr. Gross may be privy.

     (iii) Even after Section 203 no longer applies to the Company, certain transactions involving the Company will continue to require the approval of at least one independent director.

     (iv) The supermajority disinterested voting requirement of Section 203 will expire automatically with respect to transactions with Mr. Gross and Ocean Partners in August, 2001, and because of the onerous burdens of complying with
Section 203, the Board concluded that early termination of these requirements with respect to Mr. Gross and Ocean Partners would be beneficial.

     (v) In evaluating whether to eliminate Section 203 with respect to Mr. Gross and Ocean Partners only or with respect to any other stockholder that might become an interested stockholder in the future as well, the Board considered it beneficial to eliminate this potential hurdle in connection with a change of control transaction involving the Company. The Board believes it has or could implement adequate means to assure that stockholders are treated fairly in such a transaction.

Effect of the Reincorporation Proposal on the Rights of the Company's
Stockholders

     The Certificate of Incorporation of GTL will be substantively identical to the Amended and Restated Certificate of Incorporation of the Company, except that the Certificate of Incorporation contains a provision electing not to be governed by Section 203 (and other than the name of the corporation). As a result, stockholders of the Company will not have the right to a vote in connection with transactions between Mr. Gross or any of his affiliates (including Ocean Partners) or associates, on the one hand and GTL on the other hand, unless the requirement of stockholder approval is imposed by another provision of Delaware Law or the rules of NASDAQ or any exchange on which the Company's shares are then listed. In addition, if any other person or entity becomes an interested stockholder in the future, such person or entity will similarly not be subject to Section 203.

     The Reincorporation Proposal, if approved, would allow the Company to enter into "business combinations" (including financing arrangements involving the issuance of Common Stock) without requiring the approval of at least 66-2/3% of the outstanding voting stock not owned by Mr. Gross or any of his affiliates or associates.


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Appraisal Rights

     Section 262 of Delaware Law provides in part that "no appraisal rights...shall be available for the shares of any class or series of stock, which stock...at the record date fixed to determine the stockholders entitled to notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation were...designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc..."

     Because the Company's Class A Common Stock is designated as a national market system security by NASD, this limitation on appraisal rights applies. Because the Company's Series A Preferred Stock is not so designated, the holder of such stock would be entitled to exercise its appraisal rights if it complied with the requirements of Section 262; however, such holder has waived its appraisal rights with regard to the Series A Preferred Stock. Consequently, none of the stockholders of the Company will be entitled to appraisal rights even if the Merger is approved.

Federal Income Tax Consequences of the Merger

     The Merger will qualify as a non-taxable reorganization under Internal Revenue Code Section 368(a)(1)(F). Therefore, all tax attributes of the Company will continue to exist as tax attributes of GTL after the merger. Stockholders of the Company will have neither gain nor loss for Federal income tax purposes as a result of the Merger.

Accounting Treatment Of The Merger and Financial Information

     The Merger will be accounted for as a reverse merger whereby, for accounting purposes, the Company will be considered the accounting acquiror and GTL will be treated as the successor to the historical operations of the Company. Accordingly, the historical financial statements of the Company, which previously have been reported to the Securities and Exchange Commission ("SEC") on Forms 10-KSB and 10-QSB, among others, as of and for all periods through April 30, 1999, will be treated as the financial statements of GTL.

Vote Required

     Under Delaware Law, the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the Company, excluding shares beneficially owned by Mr. Gross and his affiliates (including Ocean Partners) and associates, is required to approve the Reincorporation Proposal. As a result, abstentions and broker non-votes are effectively equivalent to votes against the Reincorporation Proposal.

     THE COMPANY'S BOARD OF DIRECTORS (WITH MR. GROSS ABSTAINING) BELIEVES THAT THE REINCORPORATION PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL.


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                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of July __, 1999 regarding the ownership of Class A Common Stock and Series A Preferred Stock by
(i) each person known by the Company to own beneficially more than five percent of any class of the Company's voting securities, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors of the Company as a group.


                                                    Class A                    Series A            Percent of
                                                  Common Stock             Preferred Stock           Total
                                           --------------------------   ---------------------      ----------
                                             Number         Percent       Number     Percent         Voting
Name and Address of Beneficial Owner(1)    of Shares      of Class(2)   of Shares    of Class       Power(3)
---------------------------------------    ---------      -----------   ---------    --------       --------
Irwin L. Gross                             456,691(4)         7.9%           --         --            6.8%
Ocean Castle Partners, LLC
Charles T. Condy                                --             --            --         --             --
Stephen M. Schachman                            --             --            --         --             --
M. Moshe Porat                               2,400              *            --         --              *
David N. Shevrin                                --             --            --         --             --
Morris C. Aaron                             14,100(5)           *            --         --              *
James W. Fox                                    --             --            --         --             --
The Shaar Fund, Ltd.                        87,500(6)         1.5%        3,000        100%          16.0%
Ruki Renov(7)                              343,698            6.0%           --         --            5.1%
Esther Stahler(8)                          294,465            5.1%           --         --            4.4%
All executive officers and directors
   of the Company as a group (7 persons)   473,191(4)(5)      8.2%           --         --            7.0%

----------
*    Less than 1%.

(1) Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Except as otherwise indicated below, the address of each beneficial owner is c/o Interactive Flight Technologies, Inc., 222 N. 44th Street, Phoenix, Arizona 85034. Ocean Castle Partners, LLC's address is 1811 Chestnut Street, Philadelphia, Pennsylvania, 19103.

(2) Based on 5,729,699 shares of Class A Common Stock outstanding, except that shares underlying options and warrants to purchase Class A Common Stock exercisable within sixty (60) days are deemed to be outstanding for purposes of calculating the percentage owned by the holder(s) of such options and warrants.

(3) Based on 5,729,699 shares of Class A Common Stock outstanding and 3,000 shares of Series A Preferred Stock outstanding, such Series A Preferred Stock having an aggregate of 1,000,000 votes, except that shares underlying options and warrants to purchase Class A Common Stock exercisable within sixty (60) days are deemed to be outstanding for purposes of calculating the percentage of total voting power of the holder(s) of such options and warrants.

(4) Includes 222,207 shares owned by Ocean Castle Partners, LLC, an entity controlled by Mr. Gross, and 118,518 shares owned by third parties and over which Mr. Gross retains voting power pursuant to a Proxy Agreement.

(5) Includes 10,000 shares issuable to Morris C. Aaron upon exercise of options exercisable within 60 days.


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(6)  Represents 87,500 shares issuable to The Shaar Fund, Ltd. upon exercise of a Warrant exercisable within 60 days.

(7) According to Amendment No. 1 to Schedule 13G dated May 31, 1999 filed by Ruki Renov, Mrs. Renov's address is 172 Broadway, Lawrence, NY 11559. Mrs. Renov has sole voting power over 9,000 shares owned directly by her, and options to purchase 86,333 additional shares, which options are exercisable within 60 days. She has shared voting power over an additional 167,133 shares, and is a principal of an entity that owns options to purchase an additional 37,333 shares, which options are exercisable within 60 days. Mr. Renov may also be deemed to be the beneficial owner of 9,333 shares owned by her spouse and an additional 34,566 shares owned by a family limited partnership controlled by her.

(8) According to Schedule 13G dated May 31, 1999 filed by Esther Stahler, Mrs. Stahler's address is 10 Lakeside Drive West, Lawrence, NY 11559. Mrs. Stahler has sole voting power over 3,666 shares owned directly by her, and options to purchase 86,333 additional shares, which options are exercisable within 60 days. She has shared voting power over an additional 167,133 shares (which are believed to be the same shares over which Mrs. Renov has shared voting power), and is a principal of an entity that owns options to purchase an additional 37,333 shares, which options are exercisable within 60 days.

                              STOCKHOLDER PROPOSALS

     For stockholder proposals for the next Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement for such meeting, they must be received by the Company at its principal executive offices on or prior to October 31, 1999. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the Company's Proxy Statement for such Annual Meeting.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for consideration at the Special Meeting. Should any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     The cost of this solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. In addition, the Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies, to which it will pay a fee of at least [$6,000]. The Company has also agreed to reimburse the solicitor for its reasonable expenses. The Company has additionally agreed to indemnify D.F. King & Co., Inc. under certain circumstances. The Company will reimburse American Stock Transfer & Trust Company for forwarding proxy materials to beneficial owners. The total estimated cost for this solicitation of proxies is [$20,000.]

     THE COMPANY SHALL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED OCTOBER 31, 1998, UPON THE WRITTEN REQUEST THEREFOR TO INTERACTIVE FLIGHT TECHNOLOGIES, INC., 222 NORTH 44TH STREET, PHOENIX, AZ 85034, ATTENTION: DAVID N. SHEVRIN, SECRETARY.


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                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (hereinafter called the "Merger Agreement") is made as of August 1, 1999, by and between Interactive Flight Technologies, Inc., a Delaware corporation ("Oldco"), and Global Technologies, Ltd., a Delaware corporation ("Newco"). Oldco and Newco are sometimes referred to herein as the "Constituent Corporations." The Boards of Directors of each of the Constituent Corporations deem it advisable and to the advantage of each Constituent Corporation that Oldco merge with and into Newco upon the terms and conditions herein provided.

     NOW, THEREFORE, the parties do hereby adopt the plan encompassed by this Merger Agreement and do hereby agree that Oldco shall merge with and into Newco on the following terms, conditions and other provisions:

                             I. TERMS AND CONDITIONS

     1.1 Merger. Oldco shall be merged with and into Newco, and Newco shall be the surviving corporation (the "Surviving Corporation") effective upon the date and time when this Merger Agreement, or a Certificate of Merger in lieu thereof, is filed with the Secretary of State of the State of Delaware (the "Effective Date").

     1.2 Internal Revenue Code Qualifications. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, as amended.

     1.3 Succession. On the Effective Date, Newco shall succeed to all of the rights, privileges, powers and property, including without limitation all rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description, of Oldco in the manner of and as more fully set forth in the General Corporation Law of the State of Delaware (the "DGCL").

     1.4 Common Stock of Oldco and Newco. On the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their stockholders, (i) each share of Class A Common Stock of Oldco, par value $.01 per share ("Oldco Common Stock"), issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Class A Common Stock of Newco, par value $.01 per share ("Newco Common Stock"), (ii) each share of Newco Common Stock issued and outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares and (iii) each share of Oldco Common Stock issued but held in the treasury of Oldco shall be cancelled.

     1.5 Preferred Stock of Oldco. On the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their stockholders, each share of Series A Preferred Stock of Oldco, issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Series A Preferred Stock of Newco.


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     1.6 Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Oldco Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Newco Stock into which the shares of Oldco Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Newco or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Newco or its transfer agent, have and be entitled to exercise any voting or other right with respect to and to receive any dividend or other distribution upon the shares of Newco Stock evidenced by such outstanding certificate as above provided.

     1.7 Options. Upon the Effective Date, Newco will assume and continue all of Oldco's stock option plans, including but not limited to the Interactive Flight Technologies, Inc. 1994 Stock Option Plan and 1997 Stock Option Plan, and any other options, warrants or rights to acquire Oldco Stock and the outstanding and unexercised portions of all options, warrants or rights to acquire Oldco Stock shall become options for, warrants or rights to acquire the same number and kind of shares of Newco Stock with no other changes in the terms and conditions of such options, warrants or rights to acquire, including exercise prices, and effective upon the Effective Date, Newco hereby assumes the outstanding and unexercised portions of such options, warrants or rights to acquire and the obligations of Oldco with respect thereto.

                  II. CERTIFICATE OF INCORPORATION AND BY-LAWS

     2.1 Certificate of Incorporation. The Certificate of Incorporation of Newco shall be the Certificate of Incorporation of the Surviving Corporation (the "Newco Charter").

     2.2 By-laws. The By-laws of Newco in effect on the Effective Date shall be the By-laws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

                           III. DIRECTORS AND OFFICERS

     3.1 Directors. The directors of Newco shall be the directors of the Surviving Corporation.

     3.2 Officers. The officers of Oldco shall be the officers of the Surviving Corporation to serve at the pleasure of its Board of Directors.


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                                IV. MISCELLANEOUS

     4.1 Further Assurances. From time to time, as and when required by Newco or by its successors and assigns, there shall be executed and delivered on behalf of Oldco such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in Newco the title to and possession of all the property, interests, assets, rights, privileges, immunities powers, franchises, and authority of Oldco and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Newco are fully authorized in the name and on behalf of Oldco or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.2 Amendment. At any time before or after approval by the stockholders of the Constituent Corporations, this Merger Agreement may be amended in any manner (except as otherwise provided by the DGCL) as may be determined in the judgment of the respective Boards of Directors of Newco and Oldco to be necessary, desirable or expedient.

     4.3 Termination. At any time before the Effective Date, this Merger Agreement may be terminated and the merger may be terminated by the Board of Directors of either Oldco or Newco or both, notwithstanding the approval of this Merger Agreement by the stockholders of Oldco and Newco.

     4.4 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Board of Directors of Oldco and Newco, is hereby executed on behalf of each Constituent Corporation by its duly authorized officer.

                                       INTERACTIVE FLIGHT TECHNOLOGIES, INC.


                                       By: /s/ James W. Fox
                                           ------------------------------------



                                       GLOBAL TECHNOLOGIES, LTD.


                                       By: /s/ James W. Fox
                                           ------------------------------------


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                                   APPENDIX B
                         DELAWARE GENERAL CORPORATE LAW
         SECTION 203 BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS.

(a) Notwithstanding any other provisions of this chapter, a corporation shall not engage in any business combination with any interested stockholder for a period of 3 years following the time that such stockholder became an interested stockholder, unless:

(1) Prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2) Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) At or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

(b) The restrictions contained in this section shall not apply if:

(1) The corporation's original certificate of incorporation contains a provision expressly electing not to be governed by this section;

(2) The corporation, by action of its board of directors, adopts an amendment to its bylaws within 90 days of February 2, 1988, expressly electing not to be governed by this section, which amendment shall not be further amended by the board of directors;

(3) The corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by this section; provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. An amendment adopted pursuant to this paragraph shall be effective immediately in the case of a corporation that both (i) has never had a class of voting stock that falls within any of the 3 categories set out in subsection (b)(4) hereof, and (ii) has not elected by a provision in its original certificate of incorporation or any amendment thereto to be governed by this section. In all other cases, an amendment adopted pursuant to this paragraph shall not be effective until 12 months after the adoption of such amendment and shall not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to such adoption. A bylaw amendment adopted pursuant to this paragraph shall not be further amended by the board of directors;

(4) The corporation does not have a class of voting stock that is: (i) Listed on a national securities exchange; (ii) authorized for quotation on The NASDAQ Stock Market; or (iii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder;


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(5) A stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and

(ii) would not, at any time within the 3-year period immediately prior to a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership;

(6) The business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the 2nd sentence of this paragraph; (ii) is with or by a person who either was not an interested stockholder during the previous 3 years or who became an interested stockholder with the approval of the corporation's board of directors or during the period described in paragraph (7) of this subsection (b); and (iii) is approved or not opposed by a majority of the members of the board of directors then in office (but not less than 1) who were directors prior to any person becoming an interested stockholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the corporation (except for a merger in respect of which, pursuant to ss. 251(f) of this title, no vote of the stockholders of the corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation (other than to any direct or indirect wholly-owned subsidiary or to the corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the corporation. The corporation shall give not less than 20 days' notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the 2nd sentence of this paragraph; or

(7) The business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in this section did not apply by reason of any of paragraphs (1) through (4) of this subsection
(b), provided, however, that this paragraph (7) shall not apply if, at the time such interested stockholder became an interested stockholder, the corporation's certificate of incorporation contained a provision authorized by the last sentence of this subsection (b). Notwithstanding paragraphs (1), (2), (3) and
(4) of this subsection, a corporation may elect by a provision of its original certificate of incorporation or any amendment thereto to be governed by this section; provided that any such amendment to the certificate of incorporation shall not apply to restrict a business combination between the corporation and an interested stockholder of the corporation if the interested stockholder became such prior to the effective date of the amendment.

(c) As used in this section only, the term:

(1) "Affiliate" means a person that directly, or indirectly through 1 or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2) "Associate," when used to indicate a relationship with any person, means:
(i) Any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.


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(3) "Business combination," when used in reference to any corporation and any interested stockholder of such corporation, means:

(i) Any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;

(ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the corporation or of any direct or indirect majority-owned subsidiary of the corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

(iii) Any transaction which results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, except: (A) Pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under ss. 251(g) of this title; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of such corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of such corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the corporation; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the corporation or of the voting stock of the corporation;

(iv) Any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) Any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this paragraph) provided by or through the corporation or any direct or indirect majority-owned subsidiary.

(4) "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for 1 or more owners who do not individually or as a group have control of such entity.


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(5) "Interested stockholder" means any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or
(ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term "interested stockholder" shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to, December 23, 1987, or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the corporation or (II) is an affiliate or associate of the corporation and so continued (or so would have continued but for action by the corporation) to be the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an interested stockholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (8) of this subsection but shall not include any other unissued stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6) "Person" means any individual, corporation, partnership, unincorporated association or other entity.

(7) "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(8) "Voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

(9) "Owner," including the terms "own" and "owned," when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i) Beneficially owns such stock, directly or indirectly; or

(ii) Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or
(B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.


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(d) No provision of a certificate of incorporation or bylaw shall require, for any vote of stockholders required by this section, a greater vote of stockholders than that specified in this section.

(e) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all matters with respect to this section.

                                      PROXY

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
              Special Meeting of Stockholders - September 30, 1999

 The undersigned stockholder(s) of Interactive Flight Technologies, Inc. (the "Company") hereby nominate(s), constitute(s) and appoint(s) Charles C. Condy and Stephen M. Schachman, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Interactive Flight Technologies, Inc., which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting") of the Company to be held at the Metropolitan Club, One East 60th Street, New York, NY at 10:30 a.m., on Thursday, September 30, 1999, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the Meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

 1. Proposal to merge the Company with and into Global Technologies, Ltd.

    [_] FOR                       [_] AGAINST                      [_] ABSTAIN


         (Continued, and to be completed and signed on the reverse side)

                         (Continued from the other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE BELOW.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO MERGE THE COMPANY WITH AND INTO GLOBAL TECHNOLOGIES, LTD. (THE "MERGER"). THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "FOR" THE MERGER UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

     IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                     Dated:
                                            -----------------------------------

                                     (Please print name)
                                                        -----------------------

                                     (Signature of Stockholder)
                                                               ----------------

                                     (Please print name)
                                                        ------------------------

                                     (Signature of Stockholder)
                                                               -----------------

                                     Please date this Proxy and sign your
                                     name(s) as it/they appear(s) on your
                                     stock certificates. Executors,
                                     administrators, trustees, etc. should
                                     give their full titles. (All joint
                                     owners should sign).

                               I do [_] do not [_] expect to attend the Meeting.

                                     Number of Persons:
                                                       -------------------------

                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.